Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Executive Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

John Mills

Managing Partner

(646) 277-1254

BIG 5 SPORTING GOODS CORPORATION

APPOINTS LILY W. CHANG TO ITS BOARD OF DIRECTORS

EL SEGUNDO, Calif., October 8, 2021 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV) (the “Company”), a leading sporting goods retailer, is pleased to announce the appointment of Lily W. Chang to its Board of Directors, effective October 7, 2021. Ms. Chang has an extensive track record of successfully collaborating with companies to enhance financial and operational performance in a variety of consumer-facing industries.

Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer, commented, “Lily brings broad-based experience and a wealth of knowledge from working with many leading retail and consumer companies. With her operational focus and expertise, she will offer a valuable perspective and skill set to our Board. We are excited to have Lily join us and look forward to her contributions.”

Ms. Chang is currently the Chief Portfolio Services Officer of Leonard Green & Partners (“LGP”), which she joined in 2004. In her role at LGP, she leads collaborative efforts to drive results and innovation with portfolio companies across a broad array of industries, including retail and consumer services. Additionally, since 2018, she has served as a member of the Board of Directors of JOANN Stores, a publicly traded specialty retailer of fabrics and crafts. Prior to joining LGP, Ms. Chang worked in strategy and planning roles at Nissan North America and Nissan Motor Acceptance Corporation, was a partner with eCompanies Venture Group, and held finance and management positions with The Walt Disney Company and Procter & Gamble. Ms. Chang earned a Bachelor of Arts degree in Quantitative Economics from Stanford University, and an MBA, with distinction, from Harvard Business School.

Additionally, the Company announced today that Sandra N. Bane has informed the Company that she intends to retire from the Company’s Board of Directors, effective as of November 15, 2021. Mr. Miller said, “Sandy has been a valued member of our Board since the Company’s initial public offering in 2002. I want to thank her for her tremendous service and numerous contributions to our Board and Company. She has contributed significantly to Big 5’s growth and success, and we wish her all the best.”

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 429 stores under the “Big 5 Sporting Goods” name as of the fiscal quarter ended October 3, 2021. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the economic impacts of COVID-19, including any potential variants, on Big 5’s business operations, including as a result of regulations that may be issued in response to COVID-19, changes in the consumer spending environment, fluctuations in consumer holiday spending patterns, increased competition from e-commerce retailers, breach of data security or other unauthorized disclosure of sensitive personal or confidential information, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, changes in the current market for (or regulation of) firearm-related products, a reduction or loss of product from a key supplier, disruption in product flow, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, increases in labor and benefit-related expense, changes in laws or regulations, including those related to tariffs and duties, public health issues (including those caused by COVID-19 or any potential variants), impacts from civil unrest or widespread vandalism, lower than expected profitability of Big 5’s e-commerce platform or cannibalization of sales from Big 5’s existing store base which could occur as a result of operating the e-commerce platform, litigation risks, stockholder campaigns and proxy contests, risks related to Big 5’s historically leveraged financial condition, changes in interest rates, credit availability, higher expense associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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